Contact: Robert F. Baker
         212-783-6299

For immediate release:

            SALOMON INC REPORTS QUARTERLY NET INCOME OF $268 MILLION

New York, October 19, 1995 -- Salomon Inc today announced third quarter net income of $268 million, representing its most profitable quarter since 1993. For the nine months ended September 30, 1995, the Company recorded net income of $289 million, compared to a net loss of $242 million in the same period a year ago. Fully diluted earnings per share were $2.10 and $2.19 for the three and nine months ended September 30, 1995. Robert E. Denham, Chairman and Chief Executive Officer of Salomon Inc, stated: "This quarter's very good results occurred because of strong performances from most of the Company's businesses. We made money in what, for Salomon, is the old fashioned way, by effectively serving client needs in our sales and trading, corporate finance, advisory and underwriting businesses, while also trading intelligently for our own account. For the first nine months of 1995, fully diluted return on equity for Salomon Brothers and the Phibro Division was 10.8% (8.6% for all of Salomon Inc); while this is below our long-term targets, it represents a significant recovery."

Salomon Brothers, the Company's global investment banking and securities business, recorded pretax income of $381 million in the third quarter and $497 million for the nine months ended September 30, 1995. The third quarter results represent Salomon Brothers' best quarterly performance since 1993. Revenues for the quarter were $1.1 billion, nearly double those reported in the second quarter of 1995. The results reflect strong performances in both the Client-Related and Proprietary Trading Businesses.

Client-Related revenues of $568 million, slightly below the second quarter of 1995, continued to reflect the rebound in client-related activities. The fixed income business, in particular, has evidenced a strong recovery. The strong revenue performance in the Client-Related business was not fully reflected in income, because of an increase in Client-Related expenses, versus the second quarter of 1995, of $90 million. This increase was due to higher compensation expense intended to adjust compensation levels for the entire compensation year to reflect improved company performance and industry conditions. Client-Related expenses in the quarter were thus higher than would normally be expected at this level of revenues.

Because management and compensation of Salomon Brothers' Client-Related and Proprietary Trading businesses have been increasingly connected, in future quarters Salomon Brothers will not report results of these businesses separately. Attached is a summary of historical Salomon Brothers' results, restated to reflect this change in reporting, which will commence with next quarter's earnings release.

The Phibro Division recorded pretax income of $68 million in the third quarter. For the nine months ended September 30, 1995, the Phibro Division recorded pretax income of $29 million, compared with $105 million for the same period of 1994.

Phibro USA, the Company's oil refining and marketing business, recorded a pretax loss of $9 million in the third quarter. For the nine months ended September 30, 1995, Phibro USA recorded a pretax loss of $59 million, compared with pretax earnings of $13 million for the same period in 1994.

Berkshire Hathaway Inc. has advised the Company that it will not convert the first of five tranches of Series A Preferred Stock owned by its subsidiaries. As a result, the preferred shares in this tranche will be redeemed for $140 million on October 31, 1995.

Warren E. Buffett, Chairman of Berkshire Hathaway, made the following statement regarding Berkshire's decision: "The decision not to exercise in no way predicts what I will decide when each of the four remaining options expires. Rather, I am making a single decision about whether I want to put $140 million into Salomon common stock at $38 today or whether there is something else I would rather have Berkshire do with the money. Every day the stock market offers Berkshire an option to buy shares of Coca-Cola, Gillette, Salomon or thousands of other companies. So far this year, Berkshire has not exercised this "market" option to buy shares in any of the three mentioned companies (including Salomon when it was trading below $38). Obviously, the fact that Berkshire has not exercised its market option to buy more Coca-Cola or Gillette does not mean that I am negative on these companies nor should that interpretation be placed upon the non-exercise of a "company" option to purchase more Salomon common shares." Mr. Buffett further noted that following the redemption, Berkshire Hathaway will still be a major shareholder (with common and preferred shares representing 17.6% of total voting power), and he expects to remain an active director of the Company and Chairman of the Executive Committee of its Board of Directors.

Regarding Berkshire's decision, Mr. Denham stated: "This redemption, in an amount representing less than 1% of our total long-term capital, does not impact the Company's business or business strategy."

The shareholder derivative action filed on behalf of the Company against certain of its former executives relating to the Salomon Brothers' 1991 Treasury auction matter has been settled, subject to approval by the Court. While this action was not filed or prosecuted by the Company, but by plaintiffs' lawyers suing derivatively on the Company's behalf, the Company will receive most of the benefit of the settlement, estimated (after expected fees of plaintiffs' counsel) at $22.5 million of cash consideration plus additional non-cash consideration, including the surrender of indemnification claims. The cash consideration will be reflected in earnings upon Court approval, currently expected to occur in the fourth quarter of this year.

Book value per common share was $34.49 at September 30, 1995 compared with $32.65 at the end of 1994. Average assets for the third quarter were $163 billion.

Salomon Inc selected financial information, the Unaudited Consolidated Statement of Income and Salomon Brothers selected supplemental financial information follow:

                                                                     SALOMON INC AND SUBSIDIARIES
                                                                Selected Financial Information (unaudited)
                                                               (Dollars in millions, except per share data)


                                                                    Quarter ended                        Nine months ended
                                                    September 30,     June 30,      September 30,     September 30,    September 30,
                                                         1995            1995            1994             1995             1994
SUMMARY OF OPERATING RESULTS BY BUSINESS:
Income (loss) before taxes:
   Salomon Brothers' business unit contributions:
    Client-Related Business                        $       32      $      149      $      (62)       $       2      $      (526)
    Proprietary Trading Businesses                        349             (93)           (114)             495              (21)
        Total Salomon Brothers                            381              56            (176)             497             (547)
   Phibro Division                                         68            (162)            (27)              29              105
   Phibro USA                                              (9)              1              (4)             (59)              13
   Corporate and other                                     (1)              6              31                7               19
   Income (loss) before taxes                      $      439      $      (99)     $     (176)       $     474      $      (410)

Salomon Brothers' revenues, net of interest expense:
     Client-Related Business:
       Global investment banking                   $      128      $      154      $      121        $     304      $       377
       Fixed income secondary markets                     266             224             134              625              207
       Equity secondary markets                           127             201             137              383              183
       Foreign exchange                                    38               6             (12)              42             (68)
       Asset management                                     9              10               9               28               29
       Private Investment Department                        -               -               9                6               20
          Total Client-Related Business                   568             595             398            1,388              748
     Proprietary Trading Businesses                       498             (43)             (7)             817              274
          Total Salomon Brothers' revenues,
            net of interest expense                $    1,066      $      552      $      391        $   2,205      $     1,022

RETURN ON AVERAGE COMMON STOCKHOLDERS' EQUITY:
   Primary                                               28.0 %          (8.8) %        (12.8) %           8.9 %          (9.5) %
   Fully diluted*                                        24.6            (8.8)          (12.8)             8.6            (9.5)

PER COMMON SHARE:
     Cash dividends                                $     0.16      $     0.16      $     0.16        $    0.48      $     0.48
     High market price                                 41 1/8          43 1/4          48 1/4           43 1/4          52 3/4
     Low market price                                  34 3/4          33 1/4          38 1/2           32 1/4          38 1/2
     Ending market price                               38 1/2          40 1/8          39 1/2
     Book value at quarter-end                         34.49           32.38           34.50

AT QUARTER-END (in billions):
     Average assets for the quarter                $      163      $      176      $      175
     Common equity                                        3.7             3.5             3.7
     Convertible preferred equity                         0.7             0.7             0.7
     Perpetual preferred equity                           0.3             0.3             0.3

*Assumes conversion of convertible notes and redeemable  preferred stock, unless such assumptions result in a higher return on equity than determined under the primary method.

                                                                    SALOMON INC AND SUBSIDIARIES
                                                              Consolidated Statement of Income (unaudited)
                                                              (Dollars in millions, except per share data)



                                                                Quarter ended                                Nine months ended
                                                September 30,       June 30,        September 30,     September 30,    September 30,
                                                     1995              1995               1994             1995              1994
Revenues:
     Interest and dividends                   $      1,611     $      1,944     $       1,520       $      5,163      $      4,267
     Principal transactions                            691             (252)              (42)               809              (234)
     Investment banking                                128              154               121                304               377
     Commissions                                        82               81                82                252               257
     Other                                              24               27                17                 30                83
          Total revenues                             2,536            1,954             1,698              6,558             4,750
     Interest expense                                1,355            1,553             1,290              4,233             3,460
Revenues, net of interest expense                    1,181              401               408              2,325             1,290

Noninterest expenses:
     Compensation and employee-related                 557              324               399              1,312             1,154
     Technology                                         64               64                69                192               190
     Occupancy                                          45               42                44                128               133
     Professional services and business
          development                                   45               35                48                125               121
     Clearing and exchange fees                         15               17                18                 48                53
     Other                                              16               18                 6                 46                49
          Total noninterest expenses                   742              500               584              1,851             1,700

Income (loss)  before taxes                            439              (99)             (176)               474              (410)
Income taxes                                           171              (39)              (72)               185              (168)
Net income (loss)                             $        268     $        (60)    $        (104)      $        289      $       (242)


EARNINGS AVAILABLE FOR FULLY
DILUTED EARNINGS PER SHARE                    $        263     $        (78)    $        (120)      $        274      $       (286)

EARNINGS (LOSS) PER SHARE:
Primary                                       $       2.36     $      (0.73)    $       (1.13)      $       2.22      $      (2.67)
Fully diluted*                                        2.10            (0.73)            (1.13)              2.19             (2.67)


WEIGHTED AVERAGE SHARES
OF COMMON STOCK
OUTSTANDING (in thousands):
For primary earnings per share                     106,600           106,500           105,700            106,500          107,200
For fully diluted earnings per share               125,400           106,500           105,700            125,300          107,200

* Assumes conversion of convertible notes and redeemable preferred stock, unless such assumptions result in higher earnings per share than determined under the primary method.

                                                                           SALOMON INC AND SUBSIDIARIES
                                                       Salomon Brothers Selected Supplemental Financial Information (unaudited)
                                                                           (Dollars in millions)


                                                      Nine months
                                                        ended                   Year Ended December 31,
                                                     September 30,
Salomon Brothers Revenues, net of interest expense:     1995           1994        1993       1992        1991
Global investment banking                           $    304        $   486    $    791   $    450    $    496
Fixed income sales and trading                         1,182            707       2,177      2,448       2,189
Equity sales and trading                                 643            157         867        793         530
Foreign exchange                                          42            (63)        204        189          14
Asset management and Private Investment Department        34             69          96         48          46
Other                                                      -           (278)          -         23          44
Total revenues, net of interest expense             $  2,205        $  1,078   $  4,135   $  3,951    $  3,319

Salomon Brothers expense information:
Compensation and employee related expenses          $  1,217        $ 1,355    $  1,810   $  1,577    $  1,272
Non-compensation expenses                                491            686         750        984       1,011
Compensation Ratio*                                       55 %          126 %        44 %       40 %        38 %
Non-compensation Ratio **                                 22 %           64 %        18 %       25 %        30 %


                                                                                   Quarter Ended

                                                      Sept. 30,   June 30,  Mar. 31,    Dec. 31,   Sept. 30,    June 30,   Mar. 31,
Salomon Brothers Revenues, net of interest expense:    1995         1995      1995        1994        1994        1994      1994
Global investment banking                          $    128      $  154     $   22      $  109     $   121     $   86       $ 170
Fixed income sales and trading                          695          87        400         264         116       (129)        456
Equity sales and trading                                196         295        152         (64)        148          6          67
Foreign exchange                                         38           6         (2)          5         (12)        55        (111)
Asset management and Private Investment Department        9          10         15          20          18         17          14
Unallocated charges                                       -           -          -        (278)          -          -           -
Total revenues, net of interest expense            $  1,066      $  552     $  587     $    56      $  391      $  35       $ 596

Salomon Brothers expense information:
Compensation and employee related expenses         $    515      $  336     $  366     $   304      $  382      $ 281       $ 388
Non-compensation expenses                               170         160        161         168         185        164         169

* Compensation as a percentage of Salomon Brothers' revenues, net of interest expense
** Non-compensation expenses as a percentage of Salomon Brothers' revenues, net of interest expense

